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                                                              EXHIBIT 3.12(ii)


                           AMENDED & RESTATED BYLAWS
                                       OF
                       URS CORPORATION GROUP CONSULTANTS


                         (formerly: URS Company, Inc.)

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                        UNANIMOUS WRITTEN CONSENT OF THE
                               BOARD OF DIRECTORS
                               URS COMPANY, INC.

     The members of the Board of Directors of URS Company, Inc. hereby unanimously consent to the adoption of the following resolutions:

          RESOLVED, that Section 2. President, of Article V, Officers, of the Bylaws of this Corporation be, and hereby is, amended to read as follows:

          (a) The President need not be a director. He shall be the chief executive officer of the Corporation, and, subject to the control and direction of the Board of Directors, shall have general control and management of the business and affairs of the Corporation. He shall possess such powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or as he may be authorized or required to do by reason of any provisions of law or these Bylaws.

          (b) The President -- URS Eastern Region, also designated an officer of this Corporation, shall exercise and perform such powers and duties, including the signing of contractual documents and agreements, as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

          RESOLVED FURTHER, that Irwin L. Rosenstein is hereby elected to serve as President -- URS Eastern Region until the next annual meeting or until his successor is appointed and qualifies.

Dated: March 20, 1985

                                             /s/ ELMER B. ISAAK
                                             --------------------------------
                                             Elmer B. Isaak, Chairman

                                             /s/ FRANKLIN J. AGARDY
                                             --------------------------------
                                             Franklin J. Agardy

                                             /s/ HOWARD E. REGAN
                                             --------------------------------
                                             Howard E. Regan

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                                    BY-LAWS

                                       of

                              MADIGAN-HYLAND, INC.


                                   ARTICLE I

                                    OFFICES


     Section 1. Principal Office. The principal office of the Corporation shall be in the City of New York.

     Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of New York, as the Board of Directors may from time to time designate, or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

      Section 1. Annual Meetings. The annual meeting of the stockholders of the corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of the Corporation in the State of New York or at such other place in the State of New York as may be fixed in the notice thereof on the second Tuesday of May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day at 11:00 o'clock a.m.




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     The election of directors need not be by ballot unless an election by ballot is demanded by a stockholder present or represented by proxy at the meeting at which the election is held.

     Section 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, other than those regulated by statute, may be called by resolution of the Board of Directors, or by the President, or by any two directors, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning twenty-five percent (25%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat. Any such special meeting may be held at the principal office of the Corporation in the State of New York or at such other place in the State of New York or at such other place in the State of New York as may be specified in the notice thereof.

     Section 3. Notice of Annual and Special Meetings. Notice of the annual and of any special meeting of stockholders shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary provided, however, that if any such meeting shall be called other than by resolution of the Board of Directors, or by the President, then any such notice may be signed by the person or persons calling the meeting. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place within the State of New York where it is to be held, and a copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to
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vote at such meeting, and upon each stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten (10) nor more than forty (40) days before the meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     Section 4. Waiver of Note of Meetings. Whenever notice of the time and place of any meeting of the stockholders shall have been waived in writing by all of the stockholders, no notice thereof shall be required; and the waiver of notice for any meeting signed by any stockholder shall be equivalent for all purposes due to notice of such meeting to the stockholder so signing. Whenever all of the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes, without call or notice, and at such meeting any and all corporate action may be taken.

     Section 5. Quorum. At all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-Laws, there must be present, either in person or by proxy, in order to constitute a quorum, stockholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at such meeting, and, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-Laws, the vote of the holders of a majority of the shares of stock entitled to vote represented at such meeting shall be sufficient to take any action at such meeting.

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     Section 6. Adjournments. Whenever at any meeting of the stockholders, annual or special, notice of which shall have been duly given or waived, holders of stock sufficient to constitute a quorum shall not be present in person or by proxy, or if for any other reason it be deemed desirable, a majority in interest of the stockholders entitled to vote represented in person or by proxy may adjourn the meeting from time to time to any future day, without notice other than by announcement of the meeting or adjournment thereof. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting on the date originally fixed.

     Section 7. Organization. The President, or in his absence a Vice-President, shall call meetings of the stockholders to order and shall act as Chairman of such meetings. The stockholders may appoint any stockholder or the proxy of any stockholder to act as Chairman of any meeting of the stockholders in the absence of the President and Vice-President. The Secretary, or in his absence an Assistant Secretary, shall act as Secretary at all meetings of the stockholders; but in the absence of the Secretary and an Assistant Secretary at any meeting of the stockholders the presiding officer may appoint any person to act as Secretary of such meeting.

     Section 8. Voting. At every meeting of the stockholders, each stockholder of record shall be entitled to one vote for each share of stock standing in the name of such stockholder on the books of the Corporation and such vote may be cast by such stockholder either in person or by proxy. Upon demand of any stockholder, the vote on any question before the meeting shall be by ballot.
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     Section 9. Inspectors. At each meeting of the stockholders at which a vote by ballot is taken, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed by the Board of Directors before the meeting, or if no such appointment shall have been made, then by the presiding officer of the meeting. The inspectors before entering upon the discharge of their duties shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. Number, Election and Term of Office. The business of the Corporation shall be managed by a Board of Director all of whom shall be of full age and at least one of whom shall be a citizen of the United States and a resident of the State of New York. The number of Directors of the Corporation shall be fixed from time to time by the Board of Directors, but the number of Directors shall not be less than three nor more than nine. Directors need not be stockholders. They shall be elected at the annual meeting of the stockholders to serve for one year and until their successors shall be elected and qualify. The directors shall be chosen by a plurality of the votes at such election.
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     In case of an increase in the number of directors, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected within sixty (60) days after such increase shall be effective, they shall be elected by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote thereon. In case of a decrease in the number of directors those directors who are to retire may be designated by a majority of the directors in office at the time of the decrease, or if not so designated within sixty (60) days after such decrease shall be effective, they shall be designated by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote thereon.

     In addition to the powers by these By-Laws expressly conferred upon them, the Board of Directors may exercise such powers and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised by the stockholders.

     Section 2. Vacancies. Any vacancy or vacancies which may occur among the directors, through death, resignation, disqualification or any other cause, may be filled by a majority of the remaining directors, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualify, unless sooner displaced.

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     Section 3.  Regular Meetings.  Regular meetings of the Board of Directors shall be held on the second Tuesday in the months of February, May, August and November of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at [COPY NOT LEGIBLE] o'clock am. Any and all business may be transacted at such meeting.

     Such meetings shall be held at the principal office of the Corporation in the State of New York or any such place either within or without the State of New York as the Board of Directors may from time to time designate. The regular meeting held on the second Tuesday in the month of May shall be the annual meeting for the election of officers.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the President or any director, and such meetings shall be held at the principal office of the Corporation in the State of New York or at such other place either within or without the State of New York as shall be specified in the notice thereof. Unless otherwise specified in the notice thereof, any and all business may be transacted at any special meeting.

     Section 5. Notice. No notice shall be required of any annual or regular meeting of the Board of Directors, unless the place thereof shall be other than that last designated by the Board of Directors. Notice of any annual or regular meeting that may be required, or of any special meeting, of the Board of Directors, shall be given to each director by mailing the same at least forty-eight (48) hours, or by telegraphing or telephoning the same at least twenty-four (24) hours, before the time fixed for the meeting

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but such notice may be waived by any director. At any meeting at which every director shall be present, any and all business may be trasacted, even though no notice shall have been given.

     Section 6. Quorum. At all meetings of the Board of Directors the presence of one-third, but not less than two, of the directors shall be necessary to constitute a quorum and such quorum shall be sufficient for the transaction of any business and any act of a quorum at a meeting shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. In no event shall a quorum by less than one-third of the number of the Board of Directors.

     Section 7. Adjournment. Any meeting of the Board of Directors may be adjourned from time to time by the members present, whether or not a quorum shall be present, and no notice shall be required of any adjourned meeting beyond the announcement of such adjournment at the meeting or the adjournment thereof.

                                   ARTICLE IV

                                   COMMITTEES

     Section 1. Executive Committee. The Board of Directors may provide by resolution for an Executive Committee of two or more directors. If provision be made for an Executive Committee, the members thereof shall be elected by the Board of Directors to serve during the pleasure of the Board. Unless one of the members shall have been designated as Chairman by the Board of Directors, the Executive Committee shall elect a Chairman from its own number. Except as herein or by resolution of the Board of Directors otherwise provided, the Executive Committee shall, during the intervals
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between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee shall keep full and fair records and accounts of its proceedings and transactions. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision and alteration by the Board of Directors; provided that no rights of third persons shall be affected by any such revision or alteration. Vacancies in the Executive Committee shall be filled by the Board of Directors, but during the temporary absence of a member of the Executive Committee, the remaining members of the Executive Committee may appoint a member of the Board of Directors to act in the place of such absent member.

     Section 2. Meetings of Executive Committee; Quorum. Subject to the provisions of these By-laws, the Executive Committee shall fix its own rules of procedure and shall not meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of the President of the Corporation or of any two members of the Committee. Unless otherwise provided by such rules or by such resolution, the provisions of Sections 4 and 5 of Article III hereof relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the Executive Committee. A majority of the Executive Committee shall be necessary to constitute a quorum.

     Section 3. Other Committees. The Board of Directors may by resolution provide for such other standing or special committees as it deems desirable and discontinue the same at pleasure. Each
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such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. If provision be made for any such committee, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board. Vacancies in such committee shall be filled by the Board of Directors.

                                   ARTICLE V

                                    OFFICERS

     Section 1. Number, Election and Term of Office. The officers of the Corporation shall be a President, who shall be chosen from among the directors, one or more Vice-Presidents, a Secretary, and a Treasurer, all of whom shall be elected by the Board of Directors at the annual meeting of the Board, and shall hold their respective offices until their successors are chosen and qualify.

     The Board of Directors may also from time to time appoint one or more Assistant Secretaries and Assistant Treasurers, who shall hold such offices subject to the pleasure of the Board. Any two offices, except those of President and Vice-President, may be held by the same person. The Board of Directors may from time to time appoint such other officers and agents as the business of the Corporation may require, and may fix their duties and terms of office. Any vacancy occurring in any office shall be filled by the Board of Directors.

     Section 2. President. (a) The President need not be a director. He shall be the chief executive officer of the Corporation, and, subject to the control and direction of the Board of Directors, shall have general control and management of the business and affairs of the Corporation. He shall possess such additional powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or as he may be authorized or required to do by reason of any provisions of law or these By-Laws.

     (b) added by consent 3/20/85.

     Section 3. Vice-Presidents. The Vice-Presidents shall possess such powers and shall perform such duties as may be authorized or required by law or by these By-Laws or as may be assigned to them from time to time by the President or the Board of Directors and shall, during the absence or incapacity of the President, assume and perform all powers and duties which the President might lawfully do if present and not under any incapacity. The Board of Directors may also elect one or more Assistant Vice-Presidents who shall possess such powers and perform such duties as may be assigned to them from time to time by the President, Vice-President or the Board of Directors.

     Section 4. Secretary. The Secretary shall have charge of the certificate books, transfer books and stock ledgers. He shall attend all meetings of directors and stockholders and shall keep a record in the proper books provided for that purpose of all meetings and proceedings of the Board of Directors and of the stockholders in a book to be kept for that purpose; he shall notify the directors and stockholders of their respective meetings, as required by law or by these By-Laws, and shall possess such powers and perform
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such other duties as may be authorized or required by law or by these By-Laws, or as may be assigned to him from time to time by the President or the Board of Directors.

     Section 5. Assistant Secretaries. Assistant Secretaries, if and when appointed as aforesaid, shall possess such powers and shall perform such duties as may be authorized or required by law or by these By-Laws or as may be assigned to them from time to time by the President, the Secretary, or the Board of Directors, and shall, during the absence or incapacity of the Secretary, assume and perform all powers and duties which the Secretary might lawfully do if present and not under any incapacity.

     Section 6. Treasurer. The Treasurer shall have charge of the funds of the Corporation. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, and shall render to the President or directors, whenever they may require it, account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall also possess such other powers and perform such other duties as may be authorized or required by law or by these By-Laws, or as may be assigned to him from time to time by the President or the Board of Directors.

     Section 7. Assistant Treasurers. Assistant Treasurers, if and when appointed as aforesaid, shall possess such powers and shall perform such duties as may be authorized or required by law or by these By-Laws or as may be assigned to them from time to time
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by the President, the Treasurer or Board of Directors, and shall, during the absence or incapacity of the Treasurer, assume and perform all powers and duties which the Treasurer might lawfully do if present and not under any incapacity.

     Section 8. Surety Bonds. The Treasurer and Assistant Treasurers shall, if required so to do by the Board of Directors, each give bond in such amount and with such surety or sureties as the Board of Directors may require for the faithful discharge of their duties.

     Section 9. Transfer of Duties. The board of Directors in its absolute discretion may transfer the powers and duties, in whole or in part, of any officer to any other officer, or person, notwithstanding any other provision of these By-Laws.

     Section 10. Compensation. The compensation of all officers, agents and employees shall be fixed by the Board of Directors.

                                   ARTICLE VI

                      CONTRACTS AND NEGOTIABLE INSTRUMENTS

     Section 1. Contracts. Unless the Board of Directors shall otherwise specially direct, all contracts of the Corporation shall be executed in the name of the Corporation by the President or a Vice-President and the corporate seal shall be thereto affixed and attested by the Secretary.

     Section 2. Negotiable Instruments. All checks, drafts, bills of exchange, promissory notes and other negotiable instruments of the Corporation shall be signed by such officers as the Board of Directors shall designate.

                                  ARTICLE VII

                                 CAPITAL STOCK

     Section 1. Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. Every certificate shall be signed by the President or a Vice-President, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue. All certificates shall be consecutively numbered. Every certificate shall certify the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, which shall also be entered on the books of the Corporation. All certificates surrendered to the Corporation shall be cancelled and no new certificates shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and cancelled; but the Board of Directors may, from time to time, make proper provision for the issue of new certificates in place of lost or destroyed certificates.

     Section 2. Transfers of Stock. The Corporation shall keep at its office a book to be known as the stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof, and the amount paid thereon. Transfers of stock shall be made only upon the books of the Corporation by the holder in person, or by his duly authorized attorney, upon surrender of certificates for a like number of shares, and no transfer of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose except to render the transferee liable for the debts of the Corporation to the extent provided for by law until it shall have been entered in such book, as required by law, by an entry showing from and to whom transferred.

                                  ARTICLE VIII

                                     BOOKS

     Section 1. The Board of Directors may determine from time to time whether, and to what extent, and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to inspection of the stockholders and no stockholder shall have any right to inspect any account or book or paper of the Corporation except as expressly conferred by statute or authorized by the Board of Directors.

                                   ARTICLE IX

                                WAIVER OF NOTICE

     Section 1. Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws a waiver thereof in writing signed by the person or persons entitled to said notice, shall be equivalent thereto.

                                   ARTICLE X

                                      SEAL

     Section 1. The seal of the Corporation shall be circular in form and contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal, New York". The seal shall be in charge of the Secretary.

                                   ARTICLE XI

                                   AMENDMENTS

     Section 1. Those By-Laws may be altered, amended, modified or repealed by resolution of any meeting of the Board of Directors, or at any meeting of the stockholders by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote thereon. The notice of any such meeting shall state the intention to alter, amend, modify, or repeal the By-Laws.